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                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of ______________, ______ (the "Effective Date"), by and between American Medical Systems Holdings, Inc., a Delaware corporation (the "Company"), and _________________ (the "Participant").

                                   WITNESSETH

         WHEREAS, The Company has adopted the American Medical Systems Holdings, Inc. 2000 Equity Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant nonqualified stock options to employees and non-employee directors, consultants and independent contractors of the Company.

         WHEREAS, the Company desires to afford the Participant the opportunity to acquire an ownership of the Company's common stock, par value $.0l per share ("Stock"), so that he or she may have a direct proprietary interest in the Company's success.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on _____________, _______ [Insert date 10 years after Effective Date] (the "Expiration Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company 25,000 shares of Stock. The Options shall have an exercise price of $____ per share, which represents the Fair Market Value per share of the Stock as of the date hereof. Each of the Options granted pursuant to this Agreement shall constitute Nonqualified Stock Options under the Plan.

         2. Limitations on Exercise of Options.

                  (a) The Options shall vest and become exercisable, on a cumulative basis, with respect to ____________ [25% of total] shares on December 31, 1999 and with respect to ____________ [6.25% of total] on the last day of each calendar quarter thereafter while the Participant serves on the Board of Directors of the Company (the "Board of Directors"). The Board may accelerate the vesting and exercisability of any or all of the then-unvested Options at any time. If a Change in Control (as defined below) occurs and the Company terminates the Participant's service as a member of the Board of Directors for any reason other than death, Disability or Cause within nine (9) months after the Change in Control, then all Options shall vest and be immediately exercisable in full as of the date of such termination and shall remain exercisable for the periods set forth in Section 3, subject to the Committee's right to cancel the Options under Section 13 of the Plan.


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                  (b) For the purposes of this Agreement, "Change of Control"
shall mean:

                      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose shares of Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire shares of Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (ii) of this Section 2(b) (persons and entities described in clauses (x), (y) and (z) being referred to herein as "Permitted Holders"); or

                      (ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                      (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or



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                      (iv) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect;
or

                      (v) The individuals who on the date of this Agreement constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the date of this Agreement.

                  (c) Notwithstanding anything in this Section 2 to the contrary, if, with respect to the Participant, acceleration of the vesting of the Options or the payment of cash in exchange for all or part of the Options as provided above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Participant as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments arising in connection with a change in control. Notwithstanding the foregoing sentence, if the Participant is subject to a separate agreement with the Company that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 2(c) will not apply, and any "payments" to the Participant pursuant to Section 2(a) of this Agreement will be treated as "payments" arising under such separate agreement.

         3. Termination of Service.

                  (a) If, prior to the Expiration Date, the Participant's service as a member of the Board of Directors is terminated for any reason other than Cause, the Options shall remain exercisable until the earlier of the Expiration Date five (5) years after such date of termination (the "Date of Termination") to the extent the Options were vested and exercisable as of the Date of Termination.

                  (b) If, prior to the Expiration Date, the Participant's service as a member of the Board of Directors is terminated for Cause, (i) unless otherwise provided by the Board, the Options, to the extent not exercised as of the Date of Termination, shall lapse and be canceled, and (ii) all shares of Stock received pursuant to an exercise of the Options after such termination, in contravention of subsection (i) above, may be purchased by the Company at its discretion for the exercise price of such shares paid by the Participant.




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                  (c) After the expiration of any exercise period described in any of Sections 3(a) and (b) hereof, or otherwise upon the Expiration Date, the Options shall terminate together with all of the Participant's rights hereunder, to the extent not previously exercised.

                  (d) Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company, whether such breach occurs before or after termination of the Participant's service as a member of the Board of Directors, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and this Agreement without notice of any kind and may require the Participant to disgorge any profits (however defined by the Committee) made by the Participant relating to the Options.

         4. Non-Transferable. Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant's lifetime only by the Participant or his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

         5. Adjustments and Corporate Reorganizations. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. The Company shall give the Participant written notice of an adjustment hereunder.

         6. Exercise: Payment For and Delivery of Stock. The Options shall be exercised by delivering written notice to the Company's Chief Financial Officer stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (a) in other property having a fair market value on the date of exercise equal to the option price, or (b) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price. The Participant may use Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (i.e., (i) been held by the Participant free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for



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"mature" shares as may exist on the date of the use thereof to pay part of an
Option exercise price). At the time of exercise, the Participant shall pay to the Company, in cash, or by having the Company withhold upon exercise of the option a sufficient number of shares of Stock otherwise deliverable to the Participant based on the Fair Market Value of the Stock on the date of exercise, at the election of the Participant, such minimum amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment in currency or by certified or cashier's check shall be considered payment in cash.

         7. Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

         8. Company; Participant.

                  (a) The term "Company" as used in this Agreement with reference to service shall include the Company and its affiliates.

                  (b) Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

         9. Right of First Refusal.

                  (a) If the Participant receives an offer to purchase any of the Participant's Stock and the Participant wishes to accept such offer, the Participant will offer to sell such shares of Stock to the Company at the same price and upon the same terms and conditions as are contained in the offer. Promptly upon receiving such offer, the Participant will provide the Company with written notice of the offer, which must identify the terms and conditions of such offer, including a true and complete copy of any writing by which the offer was made, the identity, business and residence address of the offeror, the number of shares of Stock the offeror wishes to purchase (the "Offered Shares"), and the price and terms offered. The Company will have the right, exercisable by giving written notice to the Participant within forty-five (45) days of receipt of the written notice of such offer from the Participant, to purchase, to the extent it is legally able to do so, any or all of the Offered Shares at the same price and upon the same terms and conditions as are contained in the offer. The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire such number of Offered Shares as are specified in the Company's notice. The total purchase price for the Offered Shares shall be delivered to the Participant against delivery by the Participant of certificates evidencing the Offered Shares no later than 30 days after the delivery of the election notice by the Company. If the Company fails to purchase or give notice of its intent to purchase




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all of the Offered Shares within such 45-day period, the Participant will have the right to accept the offer and sell the Offered Shares in strict accordance with all of the provisions of the offer, provided that the sale is consummated within ninety (90) days of the date of the first written notice to the Company of such offer. If the sale is not consummated within such 90-day period or if the terms of the offer change in any material way, then the provisions of this
Section 9(a) will once again apply to any sale by the Participant of the Offered Shares. Any purported transfer of Stock in violation of this Section 9(a) shall be null and void.

                  (b) Anything in this Section 9 to the contrary, the Company shall not be obligated to purchase any Stock at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property. Anything in this Section 9 to the contrary, the Company's right to purchase any Stock hereunder shall expire upon completion of an IPO.

         10. Requirements of Law.

                  (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

                  (b) No certificate or certificates for shares of Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law,
(ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.

                  (c) The certificates representing shares of Stock acquired pursuant to the exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

         11. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Chief Financial Officer at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


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         12. Binding Effect. Subject to Section 4 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         13. Plan. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of the Plan and this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

         14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         15. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                                       AMERICAN MEDICAL SYSTEMS HODLINGS, INC.


                                       By:
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                                           Douglas W. Kohrs
                                           President and Chief Executive Officer
ACCEPTED:


----------------------------
[Name of Participant]




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